Exhibit 10.11.1

SCHEDULE OF CHANGE IN CONTROL AGREEMENTS

In accordance with Instruction 2 to Item 601 of Regulation S-K, Aqua America, Inc. (the “Company”) has omitted filing Change in Control Agreements by and between the Company and the following executive officers because the agreements are substantially identical in all material respects to the form of Change in Control Agreement filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015:

1.	Daniel J. Schuller
2.	Christopher P. Luning
3.	Richard S. Fox
4.	Matthew R. Rhodes